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                                                                  EXHIBIT 4.14

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

                                   ESOFT, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                            DATED SEPTEMBER 15, 2000



         ESOFT, INC., a Delaware corporation (the "COMPANY"), certifies that, for valuable consideration, receipt of which is hereby acknowledged, the Holder is entitled to purchase from the Company that number of shares of the Company's Common Stock set forth in Section 1 hereof (the "SHARES") at the purchase price set forth in Section 1 hereof.

         This Warrant and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:

                  "AGREEMENT" - The Stock and Warrant Purchase and Investors Rights Agreement dated as of April 26, 2000 between the Company and the Holder, as amended on September 15, 2000.

                  "COMMON STOCK" - Common Stock, par value $0.01 per share, of the Company.

                  "COMPANY" - eSoft, Inc.  a Delaware corporation.

                  "COMPANY TIME" - local time in Broomfield, Colorado.

                  "EFFECTIVE DATE" - September 15, 2000

                  "EXPIRATION DATE" - April 26, 2005.

                  "HOLDER" - Gateway Companies, Inc., a Delaware corporation.

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                  "PURCHASE PRICE" - $ 11.00 per share.

                  "SUBSCRIPTION FORM" - The form attached to this Warrant as Exhibit "I."

                  "WARRANT" - This Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

                  "SHARES" - up to 600,000 shares of Common Stock (subject to adjustment as set forth in Section 5 hereof).

         2.       EXERCISE.

         (a       TIME OF EXERCISE. This Warrant may be exercised in whole or in part (but not as to fractional shares) at the office of the Company, at any time or from time to time; provided, however, that this Warrant may only be exercised after the dates and in the amounts set forth in Section 2(b) hereof; and provided, further, that this Warrant shall expire and be null and void if not exercised in the manner herein provided, by 5:00 p.m., Company Time, on the Expiration Date.

         (b       VESTING. The Warrants shall vest and become exercisable based upon performance milestones as follows: (i) 100,000 warrants shall become exercisable if at any time the total number of subscribers (the "Number of Subscribers") for a bundled ISP/server program, or in the aggregate for all bundled ISP/server programs, implementing the Company's software on the Investor's hardware (such as the "Basic Package" referred to in Section 4.1.1 of the Statement of Work executed by the Company and the Investor on April 11, 2000 (the "Statement of Work"), or any modifications, enhancements or alterations thereof) (the "Products") equals or exceeds 10,000; an additional 100,000 Warrants shall become exercisable if at any time the Number of Subscribers equals or exceeds 25,000; an additional 100,000 Warrants shall become exercisable if at any time the Number of Subscribers equals or exceeds 50,000;
(ii) 60,000 Warrants shall become exercisable if at any time the Investor and the Company enter into a statement of work for the localization of Products in Japan, China (simplified), Germany, France, Spain and the United Kingdom/Ireland (the "Target Countries"), and (iii) 40,000 Warrants shall become exercisable if at any time the Investor and the Company launch a Product in any of the Target Countries (with a maximum vesting of 240,000 Warrants pursuant to this clause
(iii) in the event that Products are launched in each of the six Target Countries).

         (c       MANNER OF EXERCISE. This Warrant is exercisable at the
Purchase Price, payable in cash or by certified check, payable to the order of the Company, subject to adjustment as provided in Section 3 hereof; provided, however, that at the Holder's election the exercise price may be deducted from the number of Shares to be delivered to the Holder upon exercise, in which case such Shares shall be valued at the Closing Price on Nasdaq of the Common Stock or the date preceding the date of exercise. Upon surrender of this Warrant with the annexed Subscription form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.

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         3.       DELIVERY OF STOCK CERTIFICATES. As soon as practicable, but not exceeding 10 days, after complete or partial exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder (or upon payment by the Holder of any applicable transfer taxes, the Holder's assigns) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with Section 5 hereof.

         4. RECORD DATE OF TRANSFER OF SHARES. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which (i) a duly executed Subscription Form containing notice of exercise of this Warrant, (ii) payment of the Purchase Price and (iii) the opinion or certificate required by Section 6(a)(iii) of this Warrant is received by the Company.

         5. ADJUSTMENTS. After each adjustment of the Purchase Price pursuant to this Section 5, the number of shares of Common Stock purchasable on the exercise of the Warrant shall be the number derived by dividing such adjusted pertinent Purchase Price by the original pertinent Purchase Price. The pertinent Purchase Price shall be subject to adjustment as follows:

         (a       In the event, prior to the expiration of the warrant by
exercise or by its terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Purchase Price per share of Common Stock purchasable pursuant to the warrant in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrant shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Purchase Price per share purchasable pursuant to the Warrant in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrant shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible in to shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

         (b       In the event the Company, at any time while the Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each share of Common Stock of the Company which he would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall

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terminate on a date fixed by the Company, such date to be not earlier than
5:00 p.m., Company Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrant has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

         (c    (1     If, at any time, the Company shall issue any Additional
Stock (as defined below) without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such Additional Stock, the Purchase Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 5) be adjusted to a price per share determined by multiplying such Purchase Price then in effect by a fraction (x) the numerator of which shall be the number of shares of the Company Common Stock outstanding (or deemed to be outstanding) immediately prior to such issuance or sale plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued or sold (or deemed issued or sold) would purchase at the Purchase Price immediately prior to such issuance or sale, and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed to be outstanding) immediately prior to such issuance or sale plus the number of shares of such Additional Stock so issued or sold (or deemed issued or sold).

         (2       In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

         (3       In the case of the issuance of Additional Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

         (4       In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5:

                  (i       The aggregate maximum number of shares of Common
         Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(c)(2) and (3)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum exercise price provided in such options, warrants or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                  (ii      The aggregate maximum number of shares of Common
         Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or

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         exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in Section 5(c)(2) and (3)).

                  (iii In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Purchase Price, to the extent in any way affected by or computed using such options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities.

                  (iv      Upon the expiration of any such options, warrants or
         rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Purchase Price, to the extent in any way affected by or computed using such options, warrants, rights or securities or options, warrants or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the Target or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

         (5       "ADDITIONAL STOCK" shall mean any shares of Common Stock
issued (or deemed to have been issued pursuant to Section 5(c)(4)) by the Company other than shares excluded from the definition of "New Securities" under
Section 7(e)(iii) of the Agreement.

         (d       Notwithstanding the provisions of this Section 3, no
adjustment of the Purchase Price shall be made whereby such Price is adjusted in an amount less than $.0001 or until the aggregate of such adjustments shall equal or exceed $.0001.

         (e       In the event, prior to the expiration of the Warrant by
exercise or by its terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other securities or assets deliverable on exercise of the Warrant pursuant to the foregoing provisions, the

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Company shall give to the Registered Holder of the Warrant at the address as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other shares, securities or assets which will be deliverable on exercise of the Warrant after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holder of the Warrant of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

         (f       Before taking any action which would cause an adjustment
reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

         (g       Upon any adjustment of the Purchase Price required to be made pursuant to this Section 5, the Company within 30 days thereafter shall cause to be mailed to each of the Registered Holder of the Warrant written notice of such adjustment setting forth the pertinent Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (h       The Company's Board of Directors may, at their sole
discretion, reduce the Purchase Price of the Warrant in effect at any time either for the life of the Warrant or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reductions in the Purchase Price.

         5A.      ADJUSTMENTS IN PER SHARE PURCHASE PRICE SUBSEQUENT TO
EXERCISE. If the Per Share Purchase Price is adjusted pursuant to Section 1(b)(ii) of the Agreement at any time after the full or partial exercise of the Warrant, then the Company shall thereupon issue to the Holder a number of additional shares of Common Stock deemed to have a value (based on the Per Share Purchase Price as adjusted pursuant to Section 1(b)(ii) of the Agreement) equal to the aggregate reduction in the Purchase Price of the portion of the Warrant that had been exercised had the Purchase Price been so adjusted immediately prior to such exercise.

         6.       RESTRICTION ON TRANSFER.

         (a) The Holder, by its acceptance hereof, represents, warrants, covenants and agrees that:

                  (i) the Holder has knowledge of the business and affairs of the Company;

                  (ii) this Warrant and the Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof and that absent an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the disposition of this Warrant or the Shares issued or issuable upon exercise of this Warrant, they will not be sold, transferred, assigned, hypothecated or

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         otherwise disposed of without first providing the Company with an opinion of counsel which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state or foreign securities laws; and

                  (iii) the Holder consents to the making of a notation in the Company's records or giving to any transfer agent of the Warrant or the Shares an order to implement such restrictions on transferability described in subparagraph (ii) above.

                  (iv) This Warrant (and any successor or replacement warrant) shall bear the certificate shown on the front page hereof and the Shares issuable upon the exercise of this Warrant shall bear the following legend or a legend of similar import, provided, however, that such legend shall be removed, or not placed upon the Warrant or the certificate or other instrument representing the Shares, as the case may be, if such legend is no longer necessary to assure compliance with the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

         7. PAYMENT OF TAXES. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         8. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price thereof, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

         9. NOTICES. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. All notices, requests, consents and other communication hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:

         (a) If to the Holder, to the address of such Holder as shown on the books of the Company; or

         (b)      If to the Company, to its principal executive officers.

         10. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver in lieu thereof, a new Warrant of like tenor.

         11. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         12. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. HEADINGS. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

         14. LAW GOVERNING. This Warrant shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first written above.

                               ESOFT, INC.



                               By: /s/ Jeffrey Finn
                                   -------------------------------------
                                   Jeffrey Finn
                                   President and Chief Executive Officer


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                                                           EXHIBIT I TO WARRANT

                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder
                     if it Desires to Exercise the Warrant)


To ESOFT, INC.:


         The undersigned hereby irrevocably elects to exercise the right to purchase _____________ of the Shares covered by this warrant according to the conditions hereof and herewith makes payment of the Purchase Price in full.

         The undersigned hereby represents that the undersigned is an accredited investor, as defined in Regulation D under the Securities Act of 1933.

         The undersigned requests that certificates for such shares be issued in the name of:



                                          -----------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
                                                    TAX IDENTIFICATION NUMBER



-------------------------------------
(Please print name and address)


-------------------------------------


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Dated:                     Signature:
      -------------------            -------------------------



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